UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       November 30, 2005
                                                 -----------------------------

                            CADENCE RESOURCES CORPORATION
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                (Exact name of registrant as specified in its charter)

               UTAH                       0-25170              87-0306609
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   (State or other jurisdiction         (Commission           (IRS Employer
         of incorporation)              File Number)        Identification No.)

       3760 North US 31 South, Traverse City, MI                49685
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        (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:      (231) 941-0073
                                                   ---------------------------

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            (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement

      On December 2, 2003, Aurora Energy, Ltd. ("Aurora") entered into a Development Agreement (the "Development Agreement") for a joint venture with Wabash Energy Partners, L.P. ("Wabash"), to acquire and develop mineral leases for the New Albany Shale gas play in Indiana. The Development Agreement is described in the amended Form S-4 Registration Statement that was filed by Cadence Resources Corporation on September 16, 2005 and was declared effective on September 22, 2005 (the "S-4 Registration Statement") and is incorporated herein by reference. Also as described in the S-4 Registration Statement, which is incorporated by reference, Wabash owns a 20% membership interest in Aurora Operating, L.L.C.

      On October 13, 2005, Aurora entered into a Purchase and Sale Agreement (the "Wabash Purchase Agreement") with Wabash. Under the Wabash Purchase Agreement, Aurora agreed to purchase all of Wabash's interest in the leases that were acquired under the Development Agreement, Wabash's 20% interest in Aurora Operating, L.L.C., and the interest that Wabash has in a farmout agreement it had previously entered into jointly with Aurora relating to certain additional Indiana leaseholds. Upon closing of the transaction, the Development Agreement will be terminated. The closing is scheduled to occur by February 1, 2006. There are certain conditions to closing that must be satisfied before a closing will occur.

      On November 15, 2005, Aurora entered into a Purchase and Sale Agreement (the "New Albany Agreement") with New Albany-Indiana, LLC ("New Albany"), pursuant to which New Albany has agreed to purchase from Aurora an undivided 48.75% working interest (40.7% net revenue interest) in the leaseholds that are the subject of the Wabash Purchase Agreement. In addition, at the closing of the New Albany purchase, Aurora will grant New Albany an option, exercisable for a period of 18 months at a fixed price per acre, to acquire a 50% working interest in additional acreage leased or acquired by Aurora or its affiliates within certain other specified counties located in Indiana. The closing is scheduled to occur by February 1, 2006. There are certain conditions to closing that must be satisfied before a closing occurs. New Albany is owned 50% by College Oak Investments, Inc. and 50% by Rex Energy Operating Corp. Aurora will serve as operator for all of the wells drilled that it participates in under the New Albany Agreement.

      The effect of the Wabash Purchase Agreement and the New Albany Agreement is to substitute New Albany as Aurora's joint venture partner for the Indiana acreage in question, increase Aurora's ownership position from a 17.5% working interest to a 48.75% working interest (40.7063% net revenue interest), and provide that Aurora will be the operator for these Indiana wells.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CADENCE RESOURCES CORPORATION


Date:  November 30, 2005                  /s/ William W. Deneau
                                          -----------------------------
                                          By:  William W. Deneau
                                          Its:  President